FIRST AMENDMENT

                                       TO

                               ALLTEL CORPORATION

                             1991 STOCK OPTION PLAN

         WHEREAS, the ALLTEL Corporation 1991 Stock Plan (the "Plan") provides that it may be amended by the Board of Directors of ALLTEL Corporation; and

         WHEREAS, the Board of Directors of ALLTEL Corporation has determined that an amendment to the Plan is advisable;

         NOW, THEREFORE, the Plan hereby is amended, effective as of October 26, 2000, as follows:

         1. Section 6 of the Plan hereby is amended in its entirety to read as follows:

                  6.  TRANSFERABILITY.

                  Except as provided in this Section 6, no option granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding the foregoing, and subject to such conditions as the Committee may prescribe from time to time, the Committee may permit, during the lifetime of the holder of an option which is not an incentive stock option (as defined pursuant to Section 422 of the Code), the transfer or assignment of the option. The designation of a beneficiary with respect to an option shall not constitute a transfer for purposes of this Section 6."